SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COORSTEK, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[CoorsTek letterhead]

March 10, 2003

Dear CoorsTek Stockholder:

We have previously sent you proxy material in connection with the Special Meeting of Stockholders to be held on March 18.

Time is short. The Special Meeting is only days away.

If you have not yet voted, we urge you to vote immediately, using the enclosed proxy form.

Thank you for your consideration.

Sincerely,

CoorsTek, Inc.

If you need assistance voting your shares, please call John Ferguson at Morrow & Co., 800-654-2468 or contact Terry Terens at CoorsTek, 303-271-7005.

Important Legal Information

On February 13, 2003, CoorsTek began mailing the proxy materials for its March 18 Special Meeting of Stockholders to its stockholders of record as of February 7, 2003. Stockholders may obtain a free copy of the proxy statement by directing a request to CoorsTek, Inc., 16000 Table Mountain Parkway, Golden, Colorado 80402, telephone (303) 277-4000, Attention: Investor Relations. Stockholders may also obtain a copy of the proxy statement and CoorsTek's other filed documents for free at the Internet web site maintained by the Securities and Exchange Commission at www.sec.gov. CoorsTek stockholders are encouraged to read CoorsTek's proxy statement relating to the Special Meeting of Stockholders as it contains important information.

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